027 California Tax Exempt Income Fund Attachment
09/30/2003 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72 DD1
Class A		 118,559
Class B		  15,129
Class C		   1,167

72 DD2
Class M		     492

73 A1
Class A		0.3897
Class B		0.3334
Class C		0.3218
73 A2
Class M		0.3631

74 U1
Class A		294,576
Class B		 40,955
Class C		  3,717
74 U2
Class M		  1,047

74 V1
Class A		8.62
Class B		8.62
Class C		8.65
74 V2
Class M		8.61